I.C.H. CORPORATION
                              AMENDED AND RESTATED
                         1997 EMPLOYEE STOCK OPTION PLAN


                                    ARTICLE I

                                     Purpose

The I.C.H. Corporation Amended and Restated 1997 Employee Stock Option Plan is intended to advance the best interests of the Company and its stockholders by providing executives and other key employees possessing substantial responsibility for the management and development of the Company and its subsidiaries with additional incentives to contribute to its growth and prosperity by allowing such executives and key employees to acquire an ownership interest in the Company. It is believed that the availability and granting of stock option awards increases the Company's ability to attract and retain key personnel with exceptional skills and outstanding experience.

                                   ARTICLE II

                                   Definitions

The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

2.1   Board:  The Board of Directors of I.C.H. Corporation.

2.2 Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

2.3 Committee: The Compensation Committee of the Board; provided, however, the Compensation Committee shall not take any action under this Plan unless it is at all times composed solely of not less than three "Non-Employee Directors" within the meaning of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended. In the event the Compensation Committee is unable to act, the Board shall take any and all actions required or permitted to be taken by the Committee under this Plan.

2.4   Common Stock:  The common stock, par value $0.01, of I.C.H. Corporation.

2.5   Company:  I.C.H. Corporation and any of its Subsidiaries.

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2.6   Disability: Disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee or as defined in the Optionee's Employment Agreement, if any.

2.7   Effective Date:  February 7, 1997.

2.8   Employer: The corporation that employs the employee or Optionee.

2.9 Fair Market Value: Fair Market Value shall mean with respect to a share of Common Stock the value determined on any relevant date in accordance with the following provisions:

            (i) if the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for whI.C.H. such quotation exists, or

            (ii) if the Common Stock is at the time listed on any national Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the national Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for whI.C.H. such quotation exists, or

            (iii) if shares of the Common Stock are not then traded on a national market (e.g., the over the counter dealers market) or are not then publicly traded, Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

2.10 ISO: An "incentive stock option" within the meaning of Section 422 of the Code.

2.11 Non-Employee Director: A director who: (i) is not currently an officer or employee of I.C.H. Corporation or of any Subsidiary; (ii) (A) does not receive compensation, either directly or indirectly, for any non-director service in an amount that would be required to be disclosed under Item 404(a) of Regulation S-K or (B) possess an interest in any other transaction requiring disclosure


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      under such Item; and (iii) is not engaged in a business relationship disclosable under Item 404(b) of Regulation S-K.

2.12  Non-ISO: A stock option that is not an ISO.

2.13  Option: A stock option granted under the Plan.

2.14 Option Price: The purchase price of a share of Common Stock under an Option.

2.15 Optionee: An employee of the Company who has been granted one or more Options under this Plan.

2.16 Retirement: Retirement on or after age sixty-five, or, with the advance consent of the Company, at an earlier age.

2.17 Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code.

2.18 Termination Date: A date fixed by the Committee but not later, with respect to an ISO, than the day preceding the tenth anniversary of the date on whI.C.H. the Option is granted or, with respect to a Non-ISO, than the day following the tenth anniversary of the date on whI.C.H.
      the Option is granted.

                                   ARTICLE III

                                 Administration

3.1 Except as otherwise provided in the Plan, the Committee shall administer the Plan and shall have full power to grant Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, whI.C.H. it believes reasonable and proper.

3.2 The Committee shall consist of not less than three members of the Board, all of whom shall be Non-Employee Directors, and appointed by the Board. The members of the Committee shall serve at the pleasure of the Board, whI.C.H. shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall take all steps necessary to assure that the Committee is composed of Non-Employee Directors within the meaning of Rule 16b-3 as promulgated under the Securities Exchange


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      Act of 1934, as amended, and that Options granted under this Plan comply in all respects with the requirements of Rule 16b-3. Options granted hereunder shall be approved by the Committee. However, if the Committee, for whatever reason, is unable to act, then Options granted under this Plan shall be approved by the Board.

3.3 Subject to the provisions of the Plan, the Committee shall establish the policies and criteria pursuant to whI.C.H. it shall grant Options and administer the Plan. Subject to the provisions of the Plan, the Committee shall, in its discretion, determine whI.C.H. employees of the Company shall be granted Options, the number of shares subject to any such Options, the dates after whI.C.H. Options may be exercised, in whole or in part, and the terms and conditions of the Options. This shall include Options granted with terms and conditions that will permit their designation as ISOs or Non-ISOs.

3.4 The Committee may at any time, with the consent of the Optionee, in its sole discretion, cancel any Option and issue to the Optionee a new Option for an equivalent or lesser number of Common Stock shares, and at a lesser Option Price.

3.5 Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

                                   ARTICLE IV

                           Shares Subject to the Plan

4.1 The total number of shares of Common Stock available for grants of Options under the Plan shall be 1,500,000, subject to adjustment in accordance with Article VIII of the Plan. These shares may be either authorized but unissued shares or treasury shares. If an Option or portion thereof shall expire, terminate or be cancelled for any reason without having been exercised in full, the unpurchased shares covered by such Option shall be available for future grants of Options.


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

                                    ARTICLE V

                                   Eligibility

5.1 Options may be granted to employees of the Company or, with respect to Non-ISO's, to persons who have been engaged to become employees of the Company, provided however, that in the latter case, the effective date of the grant shall be the commencement date of employment. Members of the Board who are not employees of the Company shall not be eligible for Option grants hereunder.

                                   ARTICLE VI

                                Terms of Options

6.1 Option Agreements. All Options shall be evidenced by written agreements executed by the Company and the Optionee. Such Options shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares subject to each grant, the Option Price and the Termination Date. Those Options that comply with the requirements for an ISO set forth in Section 422 of the Code at the discretion of the Committee shall be designated ISOs, and all other Options shall be designated Non-ISOs.

6.2 Option Price. The Option Price, regardless of whether the Option is intended to be an ISO or Non-ISO shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

6.3 Vesting. Unless otherwise determined by the Committee (whI.C.H. determination shall be evidenced by specification in a written grant agreement), all Options granted pursuant to this Plan shall vest over a period of four (4) years, with twenty five (25) percent of the Option vesting on each of the first, second, third and fourth anniversaries of the date the Option is granted, subject to accelerated vesting upon certain events as may be determined by the Committee.

6.4 Period of Exercise. The Committee shall determine the dates after whI.C.H. Options may be exercised in whole or in part for any reason whatsoever. If Options are exercisable in installments, installments or portions thereof that are exercisable and not exercised shall accumulate and remain exercisable. The


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

      Committee may also amend an Option to accelerate the dates after whI.C.H. Options may be exercised in whole or in part. However, no Option or portion thereof shall be exercisable after the Termination Date; in addition, unless the Committee determines otherwise (whI.C.H. determination shall be evidenced by specification in a written grant agreement), no Option or portion thereof granted to any Optionee subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be made exercisable during the six month period beginning on the date such Option was granted.

6.5 Special Rules Regarding ISOs Granted to Certain Employees. Notwithstanding any contrary provisions of Section 6.2 and 6.4 of the Plan, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly, or within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Employer or of any Subsidiary or Parent Corporation thereof, unless
      (a) the Option Price under such Option is at least one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) the Termination Date of such Option is a date not later than the day preceding the fifth anniversary of the date on whI.C.H. the Option is granted.

6.6 Manner of Exercise and Payment. An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for whI.C.H. the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, or, if specifically permitted under the terms of the Option, through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price, or by any combination of the above methods of payment. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences whI.C.H. may result from the use of Common Stock as payment upon exercise of an option. The Committee may in its discretion allow an Optionee to exercise his Options through a special sale and remittance procedure. To the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to whI.C.H. the Optionee shall concurrently provide irrevocable written instructions to
      (a) a Company designated brokerage firm to


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      effect the immediate sale of the purchased shares and remit to the
      Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchase shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

6.7 Withholding Taxes. The Company may, in its discretion, require an Optionee to pay to the Company the amount, or make such other arrangements, at the time of exercise or thereafter, that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise.

6.8 Nontransferability of Options. Each Option shall, during the Optionee's lifetime, be exercisable only by the Optionee, and neither it nor any right hereunder shall be transferable otherwise than by will, the laws of descent and distribution, or, solely with respect to Non-ISO's, a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder) nor will any Option granted hereunder be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights of interests hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

6.9   Cessation of Employment of Optionee.

      Unless otherwise determined by the Committee (whI.C.H. determination shall be evidenced by specification in a written grant agreement), the following provisions shall apply upon cessation of employment of the Optionee.

      (a) Cessation of Employment other than by Reason of Retirement, Disability, or Death. If an Optionee shall cease to be employed by the Company otherwise than by reason of Retirement, Disability, or death, unless otherwise determined by the Committee (whI.C.H. determination shall be evidenced by specification in a written grant agreement) each Option held by the Optionee, together with all rights hereunder, shall be exercisable only to the extent exercisable on the date of the cessation of


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            employment, and shall terminate on the earlier of the Termination
            Date or ninety (90) days following the date of cessation of employment, to the extent not previously exercised; provided, however, that in the event the Optionee's employment with the Company is terminated due to his gross misconduct, the Options granted to such Optionee hereunder shall be null and void after such termination occurs or such determination is made by the Committee. In the event any Options are exercised more than ninety (90) days after an Optionee's Termination Date, and those Options had previously been designated as ISO's, such Options shall automatically convert to non-ISO's.

      (b) Cessation of Employment by Reason of Retirement or Disability. If an Optionee shall cease to be employed by the Company by reason of Retirement or Disability, each Option held by the Optionee shall remain exercisable, to the extent it was exercisable at the time of cessation of employment, until the earliest of:

            i.    the Termination Date;

            ii. the death of the Optionee, or such later date not more than one year after the death of the Optionee as the Committee, in its discretion, may provide pursuant to section 6.9(c) of the Plan; or

            iii. ninety (90) days following the date of the cessation of the Optionee's employment by reason of Retirement; or

            iv one year after the date of cessation of the Optionee's employment by reason of Disability;

            and thereafter all such Options shall terminate together with all rights hereunder, to the extent not previously exercised.

      (c) Cessation of Employment by Reason of Death. In the event of the death of the Optionee, while employed by the Company, an Option may be exercised at any time or from time to time prior to the earlier of the Termination Date or the first anniversary of the date of the Optionee's death, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution, to the extent that the Optionee was entitled to exercise it on the Optionee's date of death. In the event of the death of the Optionee while entitled to exercise an option pursuant to Section 6.9(b), the Committee, in its discretion, may permit such Option to be exercised at


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

            any time or from time to time prior to the Termination Date during a period of up to one year from the death of the Optionee, as determined by the Committee, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution; provided, that, such Option shall be exercisable only to the extent that the Option was exercisable under Section 6.9(b) above and that the Optionee's rights under an Option have passed by will or by the applicable laws of descent and distribution; and further provided that the Option and any exercise thereof by any person shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.

6.10 Notification of Sales of Common Stock. Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an ISO: (a) within two years after date of the grant of the ISO under whI.C.H. the shares were acquired; (b) within one year after the transfer of such shares to the Optionee; or (c) more than ninety (90) days after his termination of employment with the Company, shall notify the Company of such disposition and of the amount realized upon such disposition. In the event an Optionee terminates employment with the Company due to Disability, the words "ninety (90) days" in this Section 6.10 shall be replaced with the words "one year."

                                  ARTICLES VII

                          Limitation on Grants of ISOs

7.1 The aggregate Fair Market Value (determined as of the date the Option is granted) of the Common Stock whI.C.H. any employee may exercise for the first time in any calendar year under this or any other stock option plan maintained by the Employer or by any Subsidiary as an ISO shall be limited to $100,000 or such higher amount as may be permitted from time to time under the Code.

                                  ARTICLE VIII

                                   Adjustments

8.1 If (a) the Company shall at any time be involved in a transaction to whI.C.H. Section 424(a) of the Code is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock; or (c) any other event shall occur whI.C.H. in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee


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      shall take any such action, including price adjustment, as in its judgment shall be necessary to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Article IV above shall be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any matter referred to in this Article shall be conclusive and binding upon each Optionee.

                                   ARTICLE IX

                        Amendment and Termination of Plan

9.1 The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate.

9.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan.

9.3 The Board may amend this Plan, subject to the limitations cited above, in such matter as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Code and Rule 16b-3.

                                    ARTICLE X

                        Government and Other Regulations

10.1 The obligation of the Company to issue, or transfer and deliver shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals whI.C.H. shall then be in effect and required by governmental entities and any stock exchanges on whI.C.H. Common Stock is traded.

10.2 In addition to, and without limiting the Company's rights and obligations under the preceding paragraph, the Committee may postpone any exercise of an Option for such time as the Committee in its discretion may deem necessary in order to permit the Company with reasonable diligence (i) to effect or maintain


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      the listing of the Common Stock in the New York Stock Exchange or to
      effect or maintain registration under the Securities Act of 1933, as amended, of the Plan or the shares issuable upon the exercise of the Option; (ii) to determine that such shares and Plan are exempt from registration; or (iii) to comply with any applicable laws, regulations, rules, orders, or approval requirements then in effect and required by governmental entities or any stock exchange on whI.C.H. the Common Stock is traded. Any such postponement shall not extend the term of an Option, and neither the Company nor its directors or officers shall have any obligation or liability to any Optionee or Optionee's successor with respect to any shares subject to an Option that lapses unexercised because of such postponement.

                                   ARTICLE XI

                            Miscellaneous Provisions

11.1 Plan Does Not Confer Employment or Stockholder Rights. The right of the Company to terminate (whether by dismissal or otherwise) the Optionee's employment with it at any time at will, or as otherwise provided by any agreement between the Company and the Optionee, is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a stockholder with respect to the shares subject to each Option, except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

11.2 Plan Expenses. Any expenses of administering this Plan shall be borne by the Company.

11.3 Use of Exercise Proceeds. Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of the Company, except that any Common Stock received in payment may be retired, or retained in the Company's treasury and reissued.

                                   ARTICLE XII

                     Effective Date and Shareholder Approval

12.1 The Effective Date of the Plan is February 7, 1997. The Plan has been approved by Shareholders pursuant to the First Amended Joint Plan of Reorganization under Chapter 11 (Dated: November 15, 1996), filed in the


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      United States Bankruptcy Court for the Northern District of Texas, Dallas
      Division and the applicable disclosure statement filed in such Court with respect thereto. The Bankruptcy Court authorized and approved the adoption of the Plan. Certain amendments to the Plan were approved by shareholders at the Annual Meeting of Shareholders held on May 29, 1998.


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